                      STOCK OPTION EXERCISE AND LOAN AGREEMENT


     THIS STOCK PURCHASE AGREEMENT, by and between Oxboro Medical International, Inc., a Minnesota corporation (the "Company"), and Larry A. Rasmusson, an individual residing in the State of Minnesota ("Rasmusson"), effective the 15th day of January, 1998.


                                      RECITALS
                                      --------

     WHEREAS, Rasmusson desires to exercise an outstanding option to purchase 20,364 shares of the Company's Common Stock, $.01 per value (the "Shares"), for a purchase price of $1.50 per Share; and


     WHEREAS, the Company has agreed to lend funds to Rasmusson to pay the purchase price of the Shares upon the terms and conditions set forth herein,


     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties hereto agree as follows:


     1. AGREEMENT FOR LOAN. The Company agrees to lend to Rasmusson $30,546.00 to purchase from the Company 20,364 shares of the Company's Common Stock for $1.50 per share.


     2. EXERCISE OF OPTION. Concurrently with the execution of this Agreement, Rasmusson will exercise the option to purchase the Shares by (a) delivery of a notice of option exercise, (b) execution and delivery of a promissory note substantially in the form attached hereto as Exhibit A (the "Note"), in the aggregate amount of $30,546.00, and (c) execution and delivery of the Instruments Security Agreement attached hereto as Exhibit B (the "Security Agreement"), together with the Collateral (as defined in the Security Agreement).


     3. REPRESENTATION AND WARRANTIES OF RASMUSSON. Rasmusson hereby represents and warrants to the Company as follows:

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          (a)  INFORMATION ABOUT THE COMPANY.  Rasmusson has received and is familiar with the Company's Annual Report for the year ended September 30, 1997. Rasmusson has had the opportunity to receive any additional information concerning the Company he considers necessary or advisable in order to form a decision concerning this investment and has either received such information or waived such opportunity.


          (b) ABILITY TO BEAR THE RISK. Given Rasmusson's current and reasonably foreseeable future economic circumstances, Rasmusson can, for an indefinite period of time, bear the economic risk inherent in the acquisition of the Shares and can afford to sustain a complete loss of such investment.


          (c) BUSINESS SOPHISTICATION. Rasmusson is experienced and knowledgeable in financial and business matters and capable of evaluating the merits and risks of purchasing the Shares.


          (d) AFFILIATION WITH THE COMPANY. Rasmusson is a consultant to the Company and is a member of its Board of Directors.


          (e) HOLDING PERIOD UNDER RULE 144. Rasmusson understands that his ownership of the Shares for purposes of calculating the "holding period" required for resales pursuant to Rule 144 under the Securities Act of 1933 may not commence until the consideration for the particular Shares has been paid in full.


     4. SECURITY FOR NOTE. The Note will be secured by Shares of the Company's Common Stock purchased by Rasmusson herein (the "Pledged Shares").
The Pledged Shares delivered or transferred to the Company shall be referred to herein as the "Collateral." To the extent that any portion of the Note is not paid in accordance with the terms thereof, the Company shall have the right to foreclose upon and redeem such portion of the Collateral as shall satisfy the unpaid installment or portion of the Note. Rasmusson agrees to execute and deliver any documents that may be required to establish the Company's security interest in the Collateral, including the certificates representing the Pledged Shares. This security interest shall not affect Rasmusson's rights to vote the Pledged Shares or to receive dividends paid thereon. However, any dividends paid on Pledged Shares subject to this security interest shall be applied to the amounts due on the Note, in such order of application as shall be determined by the Company.

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

The Company agrees to release its security interest in the Collateral, or the appropriate portion thereof, as the principal balance on the Note is paid. For purposes of releasing Pledged Shares from this Security Agreement, the Pledged Shares shall be valued at the then current market price.

     5. INVESTMENT PURPOSE IN ACQUIRING THE SHARES. Rasmusson and the Company acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state or foreign jurisdiction and will be issued to Rasmusson in reliance on exemptions from the registration requirements of the Act and of applicable state securities laws and in reliance on Rasmusson's representations and agreements contained herein. Rasmusson is acquiring the Shares for his own account for investment purposes only and not with a view to their resale or distribution. Rasmusson has no present intention to divide his participation with others or to resell or otherwise dispose of all or any part of the Shares. In making these representations, Rasmusson understands that in the view of the Securities and Exchange Commission, exemption of the Shares from the registration requirements of the Act would not be available, if, notwithstanding the representations of Rasmusson, Rasmusson has in mind merely acquiring the Shares for resale upon the occurrence or nonoccurrence of some predetermined event.

     7. COMPLIANCE WITH SECURITIES ACT. Rasmusson agrees that if the Shares or any part thereof are sold or distributed in the future, Rasmusson shall sell or distribute them pursuant to the requirements of the Act and of appropriate state securities laws. Rasmusson agrees that he will not transfer any part of the Shares without either (a) obtaining an opinion of counsel satisfactory in form and substance to counsel for the Company stating that the proposed transaction does not require registration under the Act or applicable state securities laws or (b) such registration.

     8. RESTRICTIVE LEGEND. Rasmusson agrees that the Company may place on the certificates representing the Shares a restrictive legend containing substantially the following language:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, have not been registered under the securities laws of any state or foreign jurisdiction, and are subject to an investment letter. They may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Securities Act of 1933, as amended, and under the applicable state securities laws or an opinion of counsel for the Company that such transaction does not require registration under the Act or applicable state securities laws.


     9. STOP TRANSFER ORDER. Rasmusson agrees that the Company may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing the Shares.


     10. NO GUARANTEE OF CONTINUED SERVICE. This Agreement shall not enlarge or diminish any rights Rasmusson may have to serve as a director of the Company.


     11. BINDING EFFECT. Neither this Agreement nor any interest herein shall be assignable by Rasmusson without the prior written consent of the Company. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.


     12. REPRESENTATIONS TO SURVIVE DELIVERY. The representations, warranties, and agreements of Rasmusson contained in this Agreement will remain operative and in full force and effect and will survive payment of the purchase price and delivery of certificates representing the Shares.


     13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

     14. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom it is given; or on the third day after mailing if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, postage prepaid, and properly addressed as follows:

          The Company:   13818 Lincoln Street N.E.
                         Ham Lake, MN  55304

          Rasmusson:     13818 Lincoln Street N.E.
                         Ham Lake, MN  55304

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

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the day and year first above written.


                                         /s/Larry A. Rasmusson
                                       -------------------------------
                                       Larry A. Rasmusson

                                       Print Name:  Larry A. Rasmusson
                                                    --------------------------
                                       Address:     1485 - 139th Lane NW
                                                    --------------------------
                                                    Andover, Minnesota  55304
                                                    --------------------------


                                       OXBORO MEDICAL INTERNATIONAL, INC.


                                       By   /s/Dennis L. Mikkelson
                                          -------------------------------
                                            Dennis L. Mikkelson
                                            Its Secretary and Director


                                       By   /s/John R. Walter
                                          -------------------------------
                                            John R. Walter
                                            Its Director


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